                                                                      Exhibit 21
                                                                              --

                             MEASUREX CORPORATION
                            LISTING OF SUBSIDIARIES

The following table sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant as of December 3, 1995. Each subsidiary is wholly owned by the Registrant or a subsidiary of the Registrant (except in certain instances for directors' qualifying shares or as noted below) and is included in the Registrant's Consolidated Financial Statements.

                       Subsidiary Name                Incorporated In
                       ---------------                -----------------

(2)   Measurex Pty. Limited                              Australia
(2)   Measurex International GmbH                        Austria
(1)   Measurex Foreign Sales Corporation                 Barbados
(2)   Measurex do Brasil Ltda.                           Brazil
(1)   Measurex Systems, Inc.                             California
(1)   Measurex International Corporation                 California
(2)   Measurex Latin America                             California
(2)   Measurex Asia, Inc.                                California
(2)   Measurex Korea, Inc.                               California
(2)   Measurex Taiwan, Inc.                              California
(4)   Measurex Devron Inc.                               Canada
(2)   Measurex Inc.                                      Canada
(1)   Measurex Acquisition Company                       Delaware
(5)   BCF Holding Oy                                     Finland
(2)   Measurex Oy                                        Finland
(7)   Roibox Oy                                          Finland
(2)   Measurex S.A.R.L.                                  France
(2)   Measurex GmbH                                      Germany
(2)   Measurex Italia S.R.L.                             Italy
(1)   Measurex Japan Limited                             Japan
(6)   Measurex S.A. de C.V.                              Mexico
(2)   Measurex B.V.                                      The Netherlands
(2)   Measurex Credit International B.V.                 The Netherlands
(2)   Measurex Systems N.Z. Limited                      New Zealand
(2)   Measurex Norway A.S.                               Norway
(2)   Measurex International Financial, Inc.             Panama
(2)   Measurex (Portugal) Sistemas De Controle, Lda      Portugal
(2)   Measurex (Ireland) Limited                         Republic of Ireland
(2)   Measurex Service Company Limited                   Republic of Ireland
(3)   Measurex Ireland Finance                           Republic of Ireland
(2)   MAP Results Pte. Ltd.                              Singapore
(2)   Measurex Africa Propriety Limited                  South Africa
(2)   Measurex Sweden A.B.                               Sweden
(2)   Measurex, A.G. (Switzerland)                       Switzerland
(2)   Measurex International Systems Limited             United Kingdom
(2)   Measurex De Venezuela, C.A.                        Venezuela

                                                                      Exhibit 21
                                                                              --

                             MEASUREX CORPORATION
                      LISTING OF SUBSIDIARIES (CONTINUED)


NOTES:

(1) Subsidiary of Measurex Corporation
(2) Subsidiary of Measurex International Corporation
(3) Subsidiary of Measurex (Ireland) Limited
(4) Subsidiary of Measurex Inc.
(5) Subsidiary of Measurex Oy
(6) 51% owned by Measurex Latin America, 49% owned by Measurex International Corporation
(7) 99.9% owned by Measurex Oy and BCF Holding Oy, 0.1% owned by unrelated parties